UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2024

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35200	65-0955118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Alvin Fund Notes

On October 25, 2022, the Company entered into a promissory note (the “2022 Alvin Fund Note”) with Alvin Fund LLC (“Alvin Fund”). The 2022 Alvin Fund Note has an aggregate principal amount of $2,000,000. On September 30, 2023, the Company entered into an amendment with Alvin Fund to extend the maturity of the 2022 Alvin Fund Note to January 31, 2026, at an interest rate of 16% per annum.

On November 12, 2023, the Company entered into another secured promissory note (the “2023 Alvin Fund Note”) with Alvin Fund. The 2023 Alvin Fund Note has an aggregate principal amount of $2,100,000, which includes $100,000 original issue discount, a per annum interest rate of 8% and a maturity date of February 12, 2025. Interest is payable monthly on the 2023 Alvin Fund Note.

On April 22, 2024, the Company and Alvin Fund amended the 2022 Alvin Fund Note (the “2022 Alvin Fund Note Amendment”) to (i) extend the maturity date from January 31, 2026 to April 15, 2026, and (ii) include an additional payment equal to two months of interest, if paid in full prior to April 15, 2026.

On April 22, 2024, the Company and Alvin Fund also amended the 2023 Alvin Fund Note (the “2023 Alvin Fund Note Amendment”) to (i) extend the maturity date from February 12, 2025 to April 15, 2026, (ii) to increase the interest rate from 8% to 12% per annum, and (iii) include an additional payment equal to two months of interest, if paid in full prior to April 15, 2026.

The foregoing descriptions of the 2022 Alvin Fund Note Amendment and the 2023 Alvin Fund Note Amendment are qualified in their entirety by reference to the full text of the 2022 Alvin Fund Note Amendment and 2023 Alvin Fund Note Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to GHF Note

On December 15, 2021, the Company entered into a secured promissory note (the “GHF Note”) with GHF Inc., as lender (“GHF”). The GHF Note has an aggregate principal amount of $5,000,000, which includes $450,000 original issue discount, a per annum interest rate of 6% and a maturity date of December 15, 2024. Interest is payable monthly on the GHF Note.

On April 22, 2024, the Company and GHF amended the GHF Note (the “GHF Note Amendment”) to (i) extend the maturity date from December 15, 2024 to April 15, 2026, (ii) to increase the interest rate from 6% to 12% per annum, and (iii) include an additional payment equal to two months of interest if paid in full prior to April 15, 2026.

The foregoing description of the GHF Note Amendment is qualified in its entirety by reference to the full text of the GHF Note Amendment, a copy of which is filed as Exhibit 10.3, to this Current Report on Form 8-K and incorporated herein by reference.

Amendments to the Alvin Fund and GHF Warrants

On August 22, 2022, the Company amended the prepayment provision of the GHF Note to reduce the amount required to be paid from the Daney Ranch sale to $710,000. As consideration for the amendment, the Company issued GHF warrants to purchase 200,000 shares of the Company’s common stock at a price of $1.00 per share (the “First GHF Warrant Agreement”). The warrants are exercisable for a period of two years commencing on August 22, 2022, and ending on August 22, 2024.

On November 12, 2022, in connection with the Alvin Fund Note, the Company issued warrants to Alvin Fund allowing them to purchase 1,000,000 shares of the Company’s common stock at $0.70 per share (the “Alvin Fund Warrant Agreement”). The warrants are exercisable on or prior to November 12, 2025.

On December 16, 2022, in compliance with the GHF Note, the Company issued warrants to GHF allowing them to purchase 1,000,000 shares of the Company’s common stock, 500,000 of which are exercisable at a price per share of $0.4555 (the “Second GHF Warrant Agreement”) and the remaining 500,000 at a price per share of $2.5217 (the “Third GHF Warrant Agreement” and collectively with the Alvin Fund Warrant Agreement, the First GHF Warrant Agreement and the Second GHF Warrant Agreement, the “Warrant Agreements”). The warrants are exercisable for a period of two years commencing on December 15, 2022, and ending on December 15, 2024.

On April 22, 2024, the Company, Alvin Fund, and GHF amended the Warrant Agreements (referred to herein as the “Alvin Fund Warrant Agreement Amendment, the “First GHF Warrant Agreement Amendment, the “Second GHF Warrant Agreement Amendment” and the “Third GHF Warrant Agreement Amendment”) to (i) lower the exercise price of the First GHF Warrant Agreement, the Third GHF Warrant Agreement and Alvin Fund Warrant Agreement to $0.4555 per share, and (ii) extend the expiration date of the Warrant Agreements to December 31, 2025.

The foregoing descriptions of the Alvin Fund Warrant Agreement Amendment, the First GHF Warrant Agreement Amendment, the Second GHF Warrant Agreement Amendment and the Third GHF Warrant Agreement Amendment are qualified in their entirety by reference to the full text of the respective agreements, copies of which are filed as Exhibits 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	2022 Alvin Fund Note Amendment
10.2	2023 Alvin Fund Note Amendment
10.3	GHF Note Amendment
10.4	Alvin Fund Warrant Agreement Amendment
10.5	First GHF Warrant Agreement Amendment
10.6	Second GHF Warrant Agreement Amendment
10.7	Third GHF Warrant Agreement Amendment
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK INC.

Date: April 24, 2024	By:	/s/ Corrado De Gasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer